UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 2 )

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SMART-TEK SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)
_____________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SMART-TEK SOLUTIONS, INC.
1100 Quail Street, Suite 100
Newport Beach, CA 92660
(866) 257-6675

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

March 16, 2011

Dear Shareholders:

                This revised preliminary Proxy is to inform the Shareholders of Smart-tek Solutions, Inc., a Nevada corporation (the “Company”), that the proposed Special Meeting to be held to vote on the vend-out of the Company’s wholly owned subsidiary Smart-Tek Communications Inc. to its president and founder Perry Law has been cancelled. In its place, the Company is planning on holding an annual shareholder meeting on July 1, 2011. The annual shareholder meeting will be held subsequent to the filing of the Company’s transitional Form 10K for the year ending December 31, 2010 and the quarterly filing of its March 31, 2011 Form 10Q. With respect to the vend-out of Company’s wholly owned subsidiary Smart-Tek Communications Inc. to its president and founder Perry Law, management has decided to proceed internally with this transaction due to the continuing losses and decline in revenue that negatively impacts the business results of the Company.

Sincerely yours,

/x/ Brian Bonar

Brian Bonar
Chairman and Chief Executive